                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-115247


                              PROSPECTUS SUPPLEMENT


                        To Prospectus dated June 2, 2004
                             and supplemented by the
                             Prospectus Supplements,
 dated June 8, 2004, June 15, 2004, June 17, 2004, June 21, 2004, July 12, 2004,
             August 3, 2004, August 18, 2004 and September 23, 2004.

                                       of

                                  FINDWHAT.COM


         PS Capital Ventures LP ("PS Capital") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o  1,483 shares on October 14, 2004 at an average price of $20.00 per share.

This sale was effected by Bear Stearns & Co. Inc. ("Bear Stearns"), as agent. Bear Stearns received a commission of $410.35 in connection with the sales. Immediately following this sale, PS Capital beneficially owned 663 shares of our common stock.

         On October 21, 2004, the closing price per share of our common stock on the Nasdaq National Market was $22.30.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is October 22, 2004.